UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2004

Commission File Number: 001-12739

AESP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida (State or Other Jurisdiction of Incorporation)	59-2327381 (I.R.S. Employer Identification No.)

1810 N.E. 144th Street
North Miami, Florida 33181
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (305) 944-7710

Item 5. Other Events

Term Loan

     On April 27, 2004, we closed on a $631,000 loan with Bendes Investment Limited. The proceeds of the loan were used to retire our outstanding debt due to Commercebank, N.A. The new loan, which bears interest at the rate of prime plus 8% (currently 12% per annum), is secured by a lien on our U.S. assets and is personally guaranteed by our principal stockholders. The loan documents relating to the Bendes loan are exhibits to this Form 8-K.

Going Concern Qualification

     As required by the Marketplace Rules of the NASDAQ Small-Cap Market, we have reported in a press release and we are reporting in this Form 8-K that in their audit report on our 2003 financial statements, our auditors included an explanatory paragraph in their report with respect to our ability to continue as a going concern.

Press Release

     A copy of our press release reporting that we have closed the Bendes loan and reporting that our auditors included a going concern qualification in their audit report on our 2003 financial statements is an Exhibit to the Form 8-K.

Item 7. Exhibits

10.1	Loan Agreement, dated April 16, 2004, between Bendes Investment Ltd., AESP, Inc., Slav Stein and Roman Briskin

10.2	Secured Promissory Note made by AESP, Inc. on April 16, 2004 in favor of Bendes Investment Limited

10.3	Security Agreement, dated April 16, 2004, between AESP, Inc. and Bendes Investment Ltd.

10.4.	Guaranty, dated April 16, 2004, in favor of Bendes Investment Ltd. from Slav Stein and Roman Briskin

10.5	Intercreditor Agreement between Bendes Investment Ltd. and Marquette Commercial Finance, Inc. (f/k/a KBK Financial, Inc.)

99.1	Press Release issued April 27, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized, this 30th day of April, 2004.

AESP, INC.
/s/ John F. Wilkens
John F. Wilkens, Chief Financial
Officer

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